Exhibit (j)(2)

September 28, 2000











                                     BETWEEN

                        DEUTSCHE BANK (MAURITIUS) LIMITED

                                       AND

                              THE INDIA FUND, INC.





                             CASH CUSTODY AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

1.   Definitions...............................................................1

2.   Appointment and Designated Accounts.......................................1

3.   Services..................................................................2

4.   Limitations on Liability and Indemnity....................................3

5.   Client's Instructions.....................................................4

6.   Reports and Statements....................................................4

7.   Fees and Expenses.........................................................4

8.   Credit Lines..............................................................5

9.   Termination...............................................................5

10.  No Waiver.................................................................5

11.  Assignment................................................................5

12.  Communications............................................................5

13.  Compliance with Mauritius Laws and Market Practice........................5

14.  Severability..............................................................6

15.  Governing Law and Jurisdiction............................................6

16.  Process Agent.............................................................6

THIS AGREEMENT dated September 28, 2000 is made BETWEEN:

1. Deutsche Bank (Mauritius) Limited, whose registered office is 4th Floor, Barkly Wharf, Le Caudan Waterfront, Port Louis, Mauritius, a corporation existing under the laws of Mauritius, ("the Bank"), and

2. THE INDIA FUND, INC. whose principal place of business is at 200 Liberty Street, New York, NY 10221, USA ("the Client"),

WHEREAS: The Client wishes to appoint the Bank as custodian in Mauritius in respect of foreign currency held by the Client as Custodian for its customers and the Bank agrees to such appointment.

WHEREBY IT IS HEREBY AGREED as follows:

1.      DEFINITIONS
        -----------

        "Authorised   Person(s)"   means  the   person(s)   authorised  to  give
        instructions to the Bank in connection with the Services as notified from time to time in such manner as the Bank requires.

        "Bank" means Deutsche Bank (Mauritius) Limited, acting through its office in Mauritius whose address is 4th Floor, Barkly Wharf, Le Caudan Waterfront, Port Louis, Mauritius and its successors and assigns and, unless the context permits, includes any person appointed by the Bank.

        "Person" includes an individual, firm, company, corporation and an unincorporated body of persons;

        "Process Agent" means the person, if any, whose name and address are specified in the Schedule;

        "Cash" means the cash which is deposited with the Bank by the Client.

        "Services" means the services referred to in clause 3 in relation to Cash.

        "Cash Account" means any bank account for the deposit of cash including without limiting the generality of the foregoing overdraft, current or deposit accounts which such accounts are to be operated on the instructions of the Authorized Person(s), and

        "This Agreement" means the within agreement (including any schedule(s) or supplement(s) attached) as varied from time to time.

2.      APPOINTMENT AND DESIGNATED ACCOUNTS
        -----------------------------------

        (A) The Bank agrees to act as banker and custodian in relation to Cash which the Client may from time to time deposit with the Bank.

        (B) The Bank's appointment shall commence on September 28, 2000 and shall continue until terminated by the Client or the Bank, in accordance with Clause 9 of this Agreement.

3.      SERVICES
        --------

3.1. The Bank is hereby appointed and authorised by the Client to perform all or any of the following Services on behalf of the Client but the bank reserves the right to refuse to do so if in its opinion there are reasonable grounds for such refusal;

        (a)     to hold or to arrange for cash to be held;

        (b) to provide such other services as the Bank and the Client may from time to time agree.

3.2.    In providing the Services, the Bank shall:

        (a) open and maintain Cash Accounts in the Client's name, designated as the Client shall require in accordance with Clause 3.5 and credit and debit such accounts in accordance with the instructions from the Authorised Persons.

        (b) maintain up to date records which identify such Cash Accounts in such a way as to clearly distinguish them from cash accounts held for other Persons.

        (c) pay interest on credit balances on the Cash Accounts at the Bank's prevailing rates for comparable accounts.

3.3. The Bank is authorised, at its discretion, to take such steps as it may consider expedient to enable it to provide the Services and to exercise its powers under this Agreement, including the right:

        (a) to comply with any law, regulation, order, directive, notice or request of any government agency (whether or not having the force of law) requiring the Bank to take or refrain from action;

        (b) on behalf of the Client to withhold and/or make payment of any taxes or duties properly payable on or in respect of the cash.

3.4. The Bank will maintain insurance cover in respect of professional negligence, employees fidelity and all risk cover in respect of Cash held in the Cash Accounts.

3.5. Upon the written request of the Client the Bank may maintain one or more Cash Accounts, each such account being designated in such manner so as to distinguish it as a separate account. Upon such additional accounts being established, the Bank shall provide services in relation thereto pursuant to the provision of this Agreement.

4.      LIMITATIONS ON LIABILITY AND INDEMNITY
        --------------------------------------

4.1. The provision of the Services constitutes the Bank as a custodian of the Cash but does not constitute the Bank a trustee and the Bank shall have no trust or other obligations in respect of the Cash except those contained in this Agreement.

4.2. Subject to Clause 13.1, the Bank shall not be liable for any taxes or duties payable on or in respect of the cash nor for the management of or the diminution of the balance of the cash.

4.3. The Bank shall act with all due care, skill and diligence and shall indemnify the Client against all or any losses, claims, liabilities, damages, reasonable costs and expenses of any kind which may be incurred by the Client and all actions and proceedings which may be brought against the Client as a result of the provision of the Services by the Bank to the extent that such losses, claims, liabilities, damages, expenses, actions and proceedings are due to the negligence, fraud or wilful default of the Bank, or any other person appointed by it or their respective officers or employees and this indemnity shall continue notwithstanding the termination of this Agreement in respect of losses, claims, liabilities, damages, reasonable costs and expenses resulting from facts or events which occurred prior to such termination. The Client shall promptly inform the bank of any such claims, actions or proceedings in respect of which any indemnity is sought under this Agreement.

4.4. The Client shall indemnify the bank against all claims, liabilities, damages, reasonable costs and expenses of any kind which may be incurred by it and all actions or proceedings which may be brought against it, in connection with the provision of the Services unless due to the negligence, fraud or wilful default of the bank, any person appointed by it, or their respective officers or employees and this indemnity shall continue notwithstanding the termination of this Agreement in respect of claims, liabilities, damages, reasonable costs and expenses resulting from facts or events which occurred prior to such termination. The Bank shall promptly inform the Client of any such claims, actions or proceedings in respect of which any indemnity is sought under this Agreement.

4.5. In relation to the Bank's responsibilities and duties under this Agreement, the Bank shall not be held liable for or in respect of any loss or damage or failure to comply or delay in complying with its obligations, hereunder which is caused directly or indirectly by any cause, event or circumstance whatsoever beyond the Banks reasonable control including force majeure, Act of God, war or other military action, political unrest, government action, act of terrorism, boycott, embargo or other form of sanction, strike or other industrial dispute, fire, flood, earthquake or other form of natural disaster, adverse weather conditions, explosion, default of carrier (unless such carrier is an officer or employee of the Bank).

5.      CLIENT'S INSTRUCTIONS
        ---------------------

5.1. In a case where this Agreement requires the instructions of the Client to be given, the Bank is authorised to act on the written instructions of the Authorised Person(s) when given in accordance with Clause 12.

5.2. The Bank may, as its discretion, accept instructions reasonably believed by it to have been issued by the Authorised Person(s) and in which case, if it acts in good faith on such instructions, such instructions shall be binding on the Client and the bank shall not be liable for doing so, whether or not the instructions were given by the Authorised Person(s).

5.3. The Bank reserves the right to refuse to act on the instructions of the Client which is reasonably believed not to have been issued in accordance with the provisions of this Agreement or if in its reasonable opinion, it believes compliance with the instruction would be impracticable or would give rise to breach of applicable law or regulation. Any such refusal to act will be notified to the Client as soon as may be practicable.

6.      REPORTS AND STATEMENTS
        ----------------------

6.1. The Bank shall provide the Client and any other person notified to the Bank by the Client with such reports and statements concerning the Cash Accounts and at such intervals as agreed between them from time to time. The Bank will also inform the Client and such other persons as soon as it becomes aware that any legal action is instituted by any person concerning the Services.

6.2. The duly authorised representatives of the Client shall be allowed access to the Bank's records which identify the Cash after giving reasonable prior notice to the Bank.

6.3. Subject to Clause 6.4, the Bank shall provide the Client and any other person notified to the Bank by the Client with such information as the Client and such other persons may reasonably request concerning the operation facilities and methods which the Bank employs in providing the Services.

6.4. The Bank shall not, however, be required to provide such reports, statements, access and/or information if to do so would contravene any law, regulation, order, directive, notice or request of any government agency, whether or not having the force of law, in the case of access and/or information if to do so would prejudice the security, operations or business of the bank or its duties of confidentiality.

7.      FEES AND EXPENSES
        -----------------

7.1. The Client shall pay fees to the Bank for the provision of the Services as agreed between them from time to time.

7.2. The Client shall also pay to the Bank all other reasonable expenses incurred by the Bank or any other person appointed by it in the provision of the Services, as agreed between them from time to time.

8.      CREDIT LINES
        ------------

8.1. The Client hereby authorises any Authorised Person(s) from time to time to arrange with the Bank in Mauritius for financial accommodation from the Bank to the Client by way of discount, loan, overdraft facility or otherwise such financial accommodation to be upon such terms and conditions as such Authorised Person(s) shall consider appropriate. However, nothing in this sub-clause shall oblige the Bank to provide such financial accommodation.

9.      TERMINATION
        -----------

9.1. This Agreement may be terminated by the Bank or the Client giving not less than 90 days' notice to the other and by the one party giving notice of immediate termination to the other any time after the other party has contravened any of the provisions of this Agreement.

9.2. Any termination of this Agreement and any withdrawals of Cash, whether or not following termination shall be without prejudice to the right of the Bank to settle any transactions entered into or to settle any liability incurred by the Client under this Agreement or by the Bank on behalf of the Client prior to termination and/or, as its discretion to cancel unexecuted instructions.

10.     NO WAIVER
        ---------

        No act or omission by the Bank pursuant to this Agreement shall affect its rights, powers and remedies hereunder or any further or other exercise of such rights, powers or remedies.

11.     ASSIGNMENT
        ----------

        Neither the Bank nor the Client may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other provided this Agreement shall inure for the benefit of the Bank and for the benefit of its successors in title or assignee including any person to which the whole or any part of the operations of the Bank may from time to time be transferred or vested by operation of law or otherwise.

12.     COMMUNICATIONS
        --------------

        Any notice, demand or other communication under this Agreement shall be in writing addressed to the Client or the Bank (as the case may be) at the address set out in the Schedule or such other address as any party may notify to the other and may be delivered personally, by leaving it at such address, by post or by tested telex, or Swift instruction.

13.     COMPLIANCE WITH MAURITIUS LAWS AND MARKET PRACTICE
        --------------------------------------------------

13.1. The Client acknowledges that before the Bank shall be allowed to provide the Services in Mauritius the Client will need to obtain necessary clearances and accreditation from the Mauritian regulatory authorities.

13.2. The Client acknowledges that pursuant to Mauritius law the Bank may become directly liable in respect of income tax assessed upon income derived from Cash situated in Mauritius notwithstanding that the Bank is not the beneficial owner of such Cash. Therefore, for the sake of clarification and without limiting the generality of anything contained in the Agreement the Client hereby indemnifies the Bank in respect of such liability.

13.3. The Client agrees to advise the Bank upon request of the Client's nationality and/or domicile and without limitation to the generality of anything contained in the Agreement the Client confirms that the Bank is authorised to disclose such information to any Mauritius government agency.

14.     SEVERABILITY
        ------------

        Each of the provisions of this Agreement is severable and distinct from the others and, if one or more of such provisions is or become illegal, invalid or unenforceable, the remaining provisions shall not be affected in any way.

15.     GOVERNING LAW AND JURISDICTION
        ------------------------------

15.1. This Agreement is governed by and shall be construed in accordance with the laws of Mauritius.

15.2. Any litigation arising hereunder shall be submitted to the non-exclusive jurisdiction of the Courts of Mauritius.

16.     PROCESS AGENT
        -------------

        If a Process Agent is specified in the Schedule, service of any legal process on the Process Agent shall constitute service on the Client in the relevant Territory.

In witness whereof this Agreement has been executed by the parties on the date started in the heading hereof.

This Agreement has been drawn up in two originals.

SIGNED for and on behalf of the Client

Signature: ________________________________

Name:          Bryan McKigney
     --------------------------------------


Office: ___________________________________

Identification: ___________________________

SIGNED for and on behalf of the Bank

Signature: ________________________________

Name: _____________________________________

Office: ___________________________________



Signature: ________________________________

Name: _____________________________________

Office: ___________________________________

                           Schedule A - Process Agent

'The Bank'          Deutsche Bank (Mauritius) Limited
                    4th Floor, Barkley Wharf East
                    Le Caudan Waterfront
                    Port Louis, Mauritius
                    Tel: (230) 202 7878
                    Fax: (230) 202 7898







'The Client'        THE INDIA FUND, INC.
                    c/o CIBC World Markets Corp.
                    200 Liberty Street
                    New York, NY 10281
                    Attn: James J. Dwyer
                    Phone: (212) 667-6725
                    Fax: (212) 667-4282